SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 -------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 12, 2004

                                 -------------

                                   LION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           WASHINGTON                    0-25159               91-2094375
(State or other jurisdiction of  (Commission file number)    (IRS employer
         incorporation)                                   identification number)

4700-42ND AVE. SW, SUITE 430, SEATTLE, WA                        98116
(Address of principal executive offices)                       (Zip code)

           Registrant's telephone, including area code (206) 577-1440

                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

                                INTRODUCTORY NOTE

         Effective October 13, 2004, LION, Inc., a Washington corporation ("LION"), acquired Tuttle Risk Management Services Inc., a Delaware corporation ("TRMS"), by merging TRMS with and into LION's wholly-owned subsidiary, LION Acq. LLC, a Washington limited liability company.

         On October 18, 2004, we filed a Current Report on Form 8-K to report the acquisition. The purpose of this amendment is to file the financial statements of the business acquired and the pro forma financial statements required by Item 9.


Item 2.01  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 13, 2004 LION, Inc., a Washington corporation ("LION"), acquired Tuttle Risk Management Services Inc., a Delaware corporation ("TRMS"), by merging TRMS with and into LION's wholly-owned subsidiary, LION Acq. LLC, a Washington limited liability company. As a result of these transactions, TRMS became a wholly-owned subsidiary of LION operating as a limited liability company under the name "Tuttle Risk Management Services LLC" (the "Surviving LLC"). The acquisition was consummated pursuant to the terms of the Agreement of Merger, dated October 12, 2004, by and among LION, LION Acq. LLC, TRMS, Anthony Berris (individually and as the Stockholders' Representative), and Sern Clementson (the "Merger Agreement"). The acquisition is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         Immediately before the closing of the acquisition, TRMS distributed promissory notes in the aggregate principal amount of $303,049 to its stockholders. These notes have been assumed by Surviving LLC by virtue of the merger with TRMS, and LION has guaranteed Surviving LLC's performance of its obligations under the notes.

         At the effective time of the acquisition, each outstanding share of TRMS common stock was converted into the right to receive:

         o   approximately 3.59 shares of LION common stock; and

         o   an 8% promissory note due October 2007 (each, a "Note").

         Pursuant to the terms of the Merger Agreement, the consideration issuable to the former TRMS stockholders is subject to adjustment if the actual working capital of TRMS as of October 13, 2004 (the "Closing Working Capital") is greater or less than the estimated working capital of TRMS as of such date. In connection with the acquisition, LION issued approximately 3.1 million shares of its common stock and Notes in the aggregate principal amount of $972,209. The Notes have been adjusted based on the finalization of Closing Working Capital.

         The shares issued to the former TRMS stockholders in the transaction were issued by LION in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 thereunder, and an exemption from registration and qualification under California securities law. Because these shares were issued in a transaction not involving a public offering, they are "restricted securities" under the Securities Act. As a partial inducement to TRMS to enter into the Merger Agreement and consummate the transactions contemplated therein, LION has granted the former stockholders of TRMS, other than Messrs. Berris and Clementson, the right to require LION, commencing on the first anniversary of the closing date, to repurchase the shares of LION common stock that each stockholder received in the merger at the then-fair market value of such shares, to the extent that such shares cannot be sold in reliance on Rule 144 under the Securities Act. Of the approximately 3.1 million shares of LION common stock issued to the former TRMS stockholders in the transaction, approximately 404,000 are subject to this right.

         Messrs. Berris and Clementson will continue in their current roles as President and Vice President, respectively, of the Surviving LLC.

         The foregoing description of the Merger Agreement and the transactions contemplated therein is qualified in its entirety by reference to the Merger Agreement, the form of Notes, the Put Agreement, the Secured Notes Agreement, the Unconditional Guaranty, and the LION, Inc. Employment and Non-Competition Agreement between LION and Anthony Berris as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.


Item 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         See discussion under Item 2.01, above.

         LION hereby amends item 9.01 of its Current Report on Form 8-K, filed on October 18, 2004, as set forth below.


Item 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Audited Financial Statements of Tuttle Risk Management Services Inc. for the nine month period ended September 30, 2004 and for the year ended December 31, 2003 and the financial position as of September 30, 2004.


     (b) PRO FORMA FINANCIAL INFORMATION.

         Unaudited Pro Forma Condensed Combined Financial Statements of LION, Inc. and Tuttle Risk Management Services Inc. for the nine month period ended September 30, 2004 and for the year ended December 31, 2003 and the financial position as of September 30, 2004.

     (c) EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   2.1 Agreement of Merger, dated October 12, 2004, by and among LION, Inc., LION Acq. LLC, Tuttle Risk Management Services Inc., Anthony Berris (individually and as the Stockholders' Representative), and Sern Clementson (previously filed on October 18, 2004, as Exhibit 2.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   4.1 Form of 8% Promissory Note due October 2007, issuable by LION, Inc. (previously filed on October 18, 2004, as Exhibit 4.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.1 Put Agreement, dated October 12, 2004, between LION, Inc. and certain stockholders of Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit 10.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.2 Secured Notes Agreement, dated October 13, 2004, between Tuttle Risk Management Services Inc., the stockholders of Tuttle Risk Management Services Inc., LION, Inc., and Anthony Berris, as Stockholders' Representative (previously filed on October 18, 2004, as Exhibit 10.2 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.3        Unconditional Guaranty, dated October 13, 2004, by LION, Inc.
               (previously filed on October 18, 2004, as Exhibit 10.3 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.4 LION, Inc. Employment and Non-Competition Agreement, dated October 13, 2004, between LION, Inc., and Anthony Berris (previously filed on October 18, 2004, as Exhibit 10.4 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   23.1        Consent of Grant Thornton LLP

   99.1 Press release dated October 13, 2004, announcing LION's signing of a definitive agreement to acquire Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit
               99.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   99.2 Press release dated October 15, 2004, announcing the completion of the acquisition of Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit 99.2 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LION, Inc.

                                     By:  /s/ Randall D. Miles
                                          --------------------
                                          Randall D. Miles
                                          Chairman and Chief Executive Officer


Date: December 16, 2004

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

   2.1 Agreement of Merger, dated October 12, 2004, by and among LION, Inc., LION Acq. LLC, Tuttle Risk Management Services Inc., Anthony Berris (individually and as the Stockholders' Representative), and Sern Clementson (previously filed on October 18, 2004, as Exhibit 2.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   4.1 Form of 8% Promissory Note due October 2007, issuable by LION, Inc. (previously filed on October 18, 2004, as Exhibit 4.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.1 Put Agreement, dated October 12, 2004, between LION, Inc. and certain stockholders of Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit 10.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.2 Secured Notes Agreement, dated October 13, 2004, between Tuttle Risk Management Services Inc., the stockholders of Tuttle Risk Management Services Inc., LION, Inc., and Anthony Berris, as Stockholders' Representative (previously filed on October 18, 2004, as Exhibit 10.2 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.3        Unconditional Guaranty, dated October 13, 2004, by LION, Inc.
               (previously filed on October 18, 2004, as Exhibit 10.3 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   10.4 LION, Inc. Employment and Non-Competition Agreement, dated October 13, 2004, between LION, Inc., and Anthony Berris (previously filed on October 18, 2004, as Exhibit 10.4 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   23.1        Consent of Grant Thornton LLP

   99.1 Press release dated October 13, 2004, announcing LION's signing of a definitive agreement to acquire Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit
               99.1 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

   99.2 Press release dated October 15, 2004, announcing the completion of the acquisition of Tuttle Risk Management Services Inc. (previously filed on October 18, 2004, as Exhibit 99.2 to LION's Current Report on Form 8-K, as amended, and incorporated herein by reference)

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                              FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


                                                                           PAGE
                           INDEX                                          NUMBER

Report of Independent Registered Public Accounting Firm                     2

Balance Sheets at September 30, 2004 and December 31, 2003                  3

Statements of Operations for the nine month period
ended September 30, 2004 and the year ended December 31, 2003               4

Statements of Stockholders' Equity for the nine month
period ended September 30, 2004 and the year ended December 31, 2003        5

Statements of Cash Flows for the nine month period ended
September 30, 2004 and the Year Ended December 31, 2003                     6

Notes to Financial Statements                                               7

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

Board of Directors
LION, Inc.

We have audited the accompanying balance sheets of Tuttle Risk Management Services Inc. (a Delaware corporation) as of September 30, 2004 and December 31, 2003, and the related statements of operations, stockholder's equity, and cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuttle Risk Management Services Inc. as of September 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Portland, Oregon
December 3, 2004

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                                 BALANCE SHEETS


                                                                                                      September 30,     December 31,
                                                                                                          2004              2003
                                                                                                      -------------     ------------
                        ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                                          $1,755,830         $  864,037
    Accounts receivable, less allowance for doubtful accounts of
       $0 and $2,500 in 2004 and 2003, respectively                                                       678,561            601,532
    Prepaid expenses and other assets                                                                      90,154             71,365
                                                                                                       ----------         ----------

         Total current assets                                                                           2,524,545          1,536,934

PROPERTY AND EQUIPMENT, net                                                                                42,751             66,553
                                                                                                       ----------         ----------

         Total assets                                                                                  $2,567,296         $1,603,487
                                                                                                       ==========         ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                                   $  860,332         $  210,448
    Accrued liabilities                                                                                    95,454            131,385
    Deferred revenue                                                                                      158,334             39,583
                                                                                                       ----------         ----------

         Total current liabilities                                                                      1,114,120            381,416

COMMITMENTS AND CONTINGENCIES                                                                                  --                 --

STOCKHOLDERS' EQUITY
    Common stock, authorized, 1,250,000 shares of $0.001 par value, 862,599 and
        797,599 shares issued and outstanding at 2004
        and 2003, respectively                                                                                863                798
    Additional contributed capital                                                                        130,104             72,186
    Retained earnings                                                                                   1,322,209          1,149,087
                                                                                                       ----------         ----------
         Total stockholders' equity                                                                     1,453,176          1,222,071
                                                                                                       ----------         ----------

         Total liabilities and stockholders' equity                                                    $2,567,296         $1,603,487
                                                                                                       ==========         ==========





The accompanying notes are an integral part of these statements.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                            STATEMENTS OF OPERATIONS


                                    Nine months ended             Year ended
                                    September 30, 2004         December 31, 2003
                                    ------------------         -----------------

Revenues                                 $4,790,901                 $6,188,929

Expenses
    Direct costs                          3,955,426                  4,708,995
    Selling and marketing                   312,864                    429,986
    General and administrative              239,179                    151,926
    Depreciation and amortization            25,996                     31,438
                                         ----------                 ----------
                                          4,533,465                  5,322,345
                                         ----------                 ----------

         Operating income                   257,436                    866,584

Other income
    Interest income                          10,744                     10,962
                                         ----------                 ----------

         Net income before tax              268,180                    877,546

Income tax expense                            4,769                     16,036
                                         ----------                 ----------

         NET INCOME                      $  263,411                 $  861,510
                                         ==========                 ==========







The accompanying notes are an integral part of these statements.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  For the Nine Months Ended September 30, 2004
                      and the Year Ended December 31, 2003


                                                             Common stock             Additional
                                                    ----------------------------      contributed       Retained
                                                       Shares           Amount          capital         earnings           Total
                                                    -----------      -----------      -----------      -----------      -----------
Balance at January 1, 2003                              771,000      $       771      $    43,199      $ 1,318,689      $ 1,362,659

Issuance of common stock in conjunction
   with exercise of stock options                        34,599               35           35,539               --           35,574

Repurchase of common stock                               (8,000)              (8)          (6,552)          (3,200)          (9,760)

Distribution to stockholders                                 --               --               --       (1,027,912)      (1,027,912)

Net income for the year                                      --               --               --          861,510          861,510
                                                    -----------      -----------      -----------      -----------      -----------

Balance at December 31, 2003                            797,599              798           72,186        1,149,087        1,222,071


Issuance of common stock in conjunction
   with exercise of stock options                        65,000               65           57,918               --           57,983


Distribution to stockholders                                 --               --               --          (90,289)         (90,289)


Net income for the period                                    --               --               --          263,411          263,411
                                                    -----------      -----------      -----------      -----------      -----------

Balance at September 30, 2004                           862,599      $       863      $   130,104      $ 1,322,209      $ 1,453,176
                                                    ===========      ===========      ===========      ===========      ===========









The accompanying notes are an integral part of these statements.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                            STATEMENTS OF CASH FLOWS


                                                                                              Nine months ended       Year ended
                                                                                              September 30, 2004   December 31, 2003
                                                                                              ------------------   -----------------
Cash flows from operating activities
    Net income                                                                                   $   263,411          $   861,510
    Adjustments to reconcile net income to net cash provided
       by (used in) operating activities
          Depreciation and amortization                                                               25,996               31,438
          Changes in assets and liabilities
              Accounts receivable                                                                    (77,029)             (82,895)
              Prepaid expenses and other assets                                                      (18,789)             (11,024)
              Accounts payable                                                                       649,884               31,254
              Accrued liabilities                                                                    (35,931)              21,280
              Deferred revenue                                                                       118,751               (7,826)
                                                                                                 -----------          -----------

                  Net cash provided by operating activities                                          926,293              843,737

Cash flows from investing activities
    Purchase of property and equipment                                                                (2,194)             (27,004)
                                                                                                 -----------          -----------

                  Net cash used in investing activities                                               (2,194)             (27,004)

Cash flows from financing activities

    Proceeds from issuance of common stock on exercise of
       stock options                                                                                  57,983               35,574
    Repurchase of common stock                                                                            --               (9,760)
    Distribution to stockholders                                                                     (90,289)          (1,027,912)
                                                                                                 -----------          -----------

                  Net cash used in financing activities                                              (32,306)          (1,002,098)
                                                                                                 -----------          -----------

Net increase (decrease) in cash and cash equivalents                                                 891,793             (185,365)

Cash and cash equivalents at beginning of period                                                     864,037            1,049,402
                                                                                                 -----------          -----------

Cash and cash equivalents at end of period                                                       $ 1,755,830          $   864,037
                                                                                                 ===========          ===========










The accompanying notes are an integral part of these statements.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


NOTE A - ORGANIZATION

     Tuttle Risk Management Services Inc. (the "Company" or "TRMS") is a privately held Delaware S-corporation and a registered Commodity Trading Advisor. TRMS is a provider of mortgage pipeline risk management advisory services for mortgage companies and financial institutions. Additionally, TRMS provides consulting services focusing on secondary marketing and operational management advisory services.

     Effective October 13, 2004, TRMS was acquired by LION, Inc. (see Note H).


NOTE B - SUMMARY OF ACCOUNTING POLICIES

     A summary of significant accounting polices consistently applied in the preparation of the accompanying financial statements follows.

     1. BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles of the United States of America.

     2. CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly-liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company holds its cash and cash equivalents in high credit quality institutions and generally limits the amount of credit exposure to the amount in excess of the FDIC insurance coverage limit of $100,000. From time to time, the Company's cash balances may exceed the amount of FDIC insurance coverage. The Company has not experienced any losses in such accounts and believes it is not exposed to undue credit risk.

     3. REVENUE RECOGNITION

     TRMS generates revenue through the sale of mortgage pipeline risk management advisory services and consulting advisory services focusing on secondary marketing and operational management. Fees are recognized as revenue over the respective contract periods (generally twelve months) or at the time the services are provided. Monthly fees are typically based on the greater of a minimum monthly amount or a pre-determined amount of basis points of the dollar value of mortgages hedged for the client during that month. Any set up fees are recognized over the initial contract term.

     In general, TRMS agreements with its clients provide for a maximum aggregate amount paid during any twelve month contract period. Deferred revenue is recorded if the maximum annual billing amount will be reached prior to the end of a contract term based on historical experience with the customer. Revenue is recognized ratably over the remaining contract term as the Company fulfills its service contract obligation.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


NOTE B - SUMMARY OF ACCOUNTING POLICIES - Continued

     4. ACCOUNTS RECEIVABLE

     The Company's accounts receivable are due from companies in the mortgage industry. Credit is extended to most customers. Services are generally invoiced in arrears and payments for accounts receivable are due upon receipt.

     Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

     5. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. The estimated lives in determining depreciation are as follows:

             Computer equipment and software                      3 years
             Furniture and equipment                              5 years

     Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

     6. USE OF ESTIMATES

     In preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     7. ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense was approximately $3,000 each for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


NOTE B - SUMMARY OF ACCOUNTING POLICIES - Continued

8.       Income Taxes

     Income taxes on earnings of the Company are payable by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code. Income tax expense includes certain state and local taxes.

9.       Stock-Based Compensation

     At September 30, 2004, the Company has a stock-based employee compensation plan that is described more fully in Note G. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations and, accordingly, no compensation cost has been recognized for its incentive stock options in the financial statements. The following table illustrates the effect on net income as if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock-based employee compensation for the nine month period ended September 30, 2004 and the year ended December 31, 2003:

                                                                        Nine months ended              Year ended
                                                                       September 30, 2004           December 31, 2003
                                                                       ------------------           -----------------
      Net income, as reported                                               $263,411                    $861,510

      Deduct:  Total stock-based employee compensation
      expense determined under fair value based method for
      all awards                                                              (4,014)                     (4,802)
                                                                            --------                    --------
      Pro forma net income                                                  $259,397                    $856,708
                                                                            ========                    ========

NOTE C - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of:

                                                     September 30,  December 31,
                                                          2004         2003
                                                      ------------  ------------
        Computer equipment                              $58,352     $ 57,712
        Computer software                                 5,636        4,082
        Furniture and equipment                          36,198       36,198
        Leasehold improvements                           15,630       15,630
                                                        -------     --------
                                                        115,816      113,622
        Less accumulated depreciation and amortization  (73,065)     (47,069)
                                                        -------     --------
                                                        $42,751     $ 66,553
                                                        =======     ========

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


NOTE D - ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                     September 30,  December 31,
                                                         2004           2003
                                                     -------------  ------------

     Accrued bonuses, profit sharing and incentives     $ 29,281       $ 73,947
     Accrued vacation                                     53,362         45,236
     Other                                                12,811         12,202
                                                        --------       --------
                                                        $ 95,454       $131,385
                                                        ========       ========


NOTE E - COMMITMENTS AND CONTINGENCIES

     Operating Leases

     The Company conducts its operations in a leased facility under an operating lease agreement. The operating lease expires on March 31, 2005. Future minimum payments under the lease total approximately $42,000.

     Rent expense for leased facility totaled approximately $65,900 and $86,600 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

     Legal Matters

     The Company from time to time is involved in certain legal matters arising during the normal course of business. In the opinion of management, the outcome of these matters will not have a material effect on the Company's financial position or results of operations.


NOTE F - RETIREMENT PLAN

     The Company offers a 401(k) cash and deferred plan which covers all employees who meet the Plan's eligibility requirements. The Company may elect to make a discretionary matching contribution and other non-elective contributions to the plan. Other non-elective contributions are made to all employees where each participant who is a Non-Key Employee and who is employed on December 31st receives a minimum top heavy allocation equal to the lesser of 3% of Compensation or the percentage of Compensation allocated to the Accounts of Participants who are Key Employees. Total non-elective contributions totaled $123,281 and $115,030 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. There were no discretionary matching contributions in 2004 or 2003.

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003

NOTE G - STOCK OPTIONS

     In 2001, the Company adopted the Incentive Stock Plan (the "Plan") pursuant to which the Company's board of directors may grant incentive stock options to employees or nonstatutory stock options to directors, executives, employees and consultants. Options issued from the Plan typically vest over 5 years and expire ten years from the date of grant. The weighted average fair value per share of stock options granted during each period were determined using the minimum value method with the following weighted average assumptions: risk-free interest rate of 3.38% and 3.25% for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, an expected life of five years, a zero volatility factor and a zero percent dividend yield.

     A summary of the Company's stock option plan activity is as follows:

                                                                For nine months ended                  For the year ended
                                                                 September 30, 2004                    December 31, 2003
                                                          ---------------------------------     --------------------------------
                                                                                Weighted                              Weighted
                                                                                average                               average
                                                                                exercise                              exercise
                  Stock options                              Shares              price             Shares              price
     -------------------------------------------          ------------         ------------     ------------         -----------
     Outstanding at beginning of period                       243,000            $    .98          209,000            $    .84
     Granted                                                       --            $     --          120,000            $   1.12
     Exercised                                                (65,000)           $    .89          (19,000)           $    .87
     Forfeited                                                     --            $     --          (67,000)           $    .82
                                                            ---------                            ---------

     Outstanding at end of period                             178,000            $   1.02          243,000            $    .98
                                                            =========                            =========

     Options exercisable at period end                          7,000            $   1.10           17,000            $    .82
                                                            =========                            =========

     Weighted-average fair value of options
      granted during the period                                                  $     --                             $    .10

     In connection with the transaction discussed in Note H, all of the outstanding options were either exercised or cancelled prior to October 13, 2004 (the date of the merger).

                      TUTTLE RISK MANAGEMENT SERVICES INC.

                          NOTES TO FINANCIAL STATEMENTS

                    September 30, 2004 and December 31, 2003


NOTE H - SUBSEQUENT EVENT

     On October 13, 2004, the Company was acquired by LION, Inc., a Washington corporation ("LION"), by merging TRMS with and into LION's wholly-owned subsidiary, LION Acq. LLC, a Washington limited liability company. As a result of this transaction, TRMS became a wholly-owned subsidiary of LION operating as a limited liability company under the name "Tuttle Risk Management Services LLC" (the "Surviving LLC"). The acquisition was consummated pursuant to the terms of the Agreement of Merger, dated October 12, 2004, by and among LION, LION Acq. LLC, TRMS, and the stockholders of TRMS. The acquisition is intended to qualify as a "reorganization" under
     Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Immediately prior to the closing of the acquisition, TRMS distributed cash of $838,911 and promissory notes in the aggregate principal amount of $303,049 to its stockholders. These notes have been assumed by surviving LLC by virtue of the merger with TRMS, and LION has guaranteed Surviving LLC's performance of its obligations under the notes.

                                   LION, Inc.

           Unaudited Pro Forma Condensed Combined Financial Statements

             As of and for the Nine Months Ended September 30, 2004
                      and the Year Ended December 31, 2003


         Effective October 13, 2004, LION, Inc. ("LION") acquired Tuttle Risk Management Services Inc. ("TRMS") by merging TRMS with and into LION's wholly-owned subsidiary, LION Acq. LLC, a Washington limited liability company. As a result of these transactions, TRMS became a wholly-owned subsidiary of LION operating as a limited liability company under the name "Tuttle Risk Management Services LLC". The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

         The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of TRMS as if the acquisition had occurred on September 30, 2004. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 gives effect to the acquisition as if it had been consummated on January 1, 2003. The pro forma information is based upon the historical financial statements of LION and TRMS and the assumptions, estimates and adjustments have been made solely for purposes of developing such pro forma information.

         Under the purchase method of accounting, the aggregate consideration paid is allocated to the assets acquired and liabilities assumed on the basis of their fair values on the transaction date. As currently estimated, the estimated purchase price exceeds the fair value of the net assets acquired. As a result, the excess of the purchase price over the estimated fair values will be recorded as goodwill for purchase accounting purposes. In accordance with Statement of Financial Accounting Standards No. 141 (or SFAS No. 141), "Business Combinations," the estimated value of goodwill of approximately $2.2 million is based on the allocation of the purchase price to net assets acquired as if acquired as of September 30, 2004. The estimated purchase price allocation is based on management's preliminary analysis and estimates.

         The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the merger occurred on the date indicated, nor do they represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period. The unaudited pro forma condensed combined financial statements should be read in conjunction with the TRMS financial statements and related notes included in this Form 8-K/A and LION's Report on Form 10-KSB/A for the year ended December 31, 2003 and the quarterly reports on Form 10-QSB for 2004 filed with the Securities and Exchange Commission.

                                   LION, Inc.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     ASSETS

                                                                  September 30, 2004
                                                             ----------------------------     Pro Forma
                                                                 LION            TRMS        Adjustments           Pro Forma
                                                             ------------    ------------    ------------         ------------
CURRENT ASSETS
    Cash and cash equivalents                                $  3,612,081    $  1,755,830    $   (838,911)  (a)   $  4,529,000
    Accounts receivable - net                                   1,964,145         678,561        (860,332)  (b)      1,782,374
    Prepaid expenses and other                                    645,032          90,154              --              735,186
                                                             ------------    ------------    ------------         ------------

         Total current assets                                   6,221,258       2,524,545      (1,699,243)           7,046,560

PROPERTY AND EQUIPMENT - net                                      968,509          42,751         (25,223)  (e)        986,037

OTHER ASSETS
    Goodwill - net                                                273,955              --       2,220,094   (d)      2,494,049
    Other                                                          82,908              --              --               82,908
                                                             ------------    ------------    ------------         ------------

                                                             $  7,546,630    $  2,567,296    $    495,628         $ 10,609,554
                                                             ============    ============    ============         ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
    Accounts payable                                         $    302,188    $    860,332    $   (860,332)  (b)   $    302,188
    Accrued liabilities                                           992,635          95,454         240,668   (f)      1,328,757
    Current maturities of long-term obligations                    66,937              --              --               66,937
    Notes payable                                                      --              --         303,049   (a)        303,049
    Deferred revenue                                            1,121,758         158,334         (37,334)  (e)      1,242,758
                                                             ------------    ------------    ------------         ------------

         Total current liabilities                              2,483,518       1,114,120        (353,949)           3,243,689

LONG-TERM OBLIGATIONS,
      less current maturities                                      38,611              --         972,209   (d)      1,010,820

COMMITMENTS AND CONTINGENCIES                                          --              --              --                   --

STOCKHOLDERS' EQUITY
    Common stock                                                   34,244             863            (863)  (c)         37,338
                                                                                                    3,094   (d)
    Additional contributed capital                             12,255,445         130,104        (130,104)  (c)     13,582,895
                                                                                                1,327,450   (d)
    Accumulated deficit / retained earnings                    (7,265,188)      1,322,209      (1,141,960)  (a)     (7,265,188)
                                                                                                 (180,249)  (c)
                                                             ------------    ------------    ------------         ------------
                                                                5,024,501       1,453,176        (122,632)           6,355,045
                                                             ------------    ------------    ------------         ------------

                                                             $  7,546,630    $  2,567,296    $    495,628         $ 10,609,554
                                                             ============    ============    ============         ============


See notes to pro forma condensed combined financial statements.

                                   LION, Inc.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                    For Nine Months Ended September 30, 2004


                                                                                       Pro Forma
                                                         LION            TRMS         Adjustments          Pro Forma
                                                     ------------    ------------    ------------         ------------
Revenues                                             $ 11,020,486    $  4,790,901    $ (2,542,257)  (g)   $ 13,269,130

Expenses
    Direct Costs                                        4,069,452       3,955,426      (2,542,257)  (g)      5,482,621
    Selling and marketing                               1,525,961         312,864              --            1,838,825
    General and administrative                          3,058,395         239,179              --            3,297,574
    Research and development                            1,908,001              --              --            1,908,001
    Depreciation and amortization                         431,119          25,996              --              457,115
                                                     ------------    ------------    ------------         ------------
                                                       10,992,928       4,533,465      (2,542,257)          12,984,136

       Operating income                                    27,558         257,436              --              284,994


Other income (expense) - net                              426,019          10,744              --              436,763
                                                     ------------    ------------    ------------         ------------

       Net income before tax                              453,577         268,180              --              721,757

Income tax (benefit) expense                              (49,681)          4,769         129,759  (h)          84,847
                                                     ------------    ------------    ------------         ------------

       NET INCOME                                    $    503,258    $    263,411    $   (129,759)        $    636,910
                                                     ============    ============    ============         ============

Net income per common share
    Basic                                            $        .02                                         $        .02
    Diluted                                          $        .01                                         $        .02

Weighted average shares outstanding
    Basic                                              33,317,368                       3,094,290  (i)      36,411,658
    Diluted                                            36,399,056                       3,094,290  (i)      39,493,346








See notes to pro forma condensed combined financial statements.

                                   LION, Inc.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2003


                                                                                           Pro Forma
                                                          LION              TRMS          Adjustments           Pro Forma
                                                       ------------    ------------       ------------         ------------
Revenues                                               $  8,068,030    $  6,188,929       $   (287,885)  (g)   $ 13,969,074

Expenses
    Direct Costs                                          1,735,428       4,708,995           (287,885)  (g)      6,156,538
    Selling and marketing                                 2,240,197         429,986                 --            2,670,183
    General and administrative                            2,451,645         151,926                 --            2,603,571
    Research and development                                383,903              --                 --              383,903
    Depreciation and amortization                           482,947          31,438                 --              514,385
                                                       ------------    ------------       ------------         ------------
                                                          7,294,120       5,322,345           (287,885)          12,328,580

       Operating income                                     773,910         866,584                 --            1,640,494

Other (expense) income - net                                (17,117)         10,962                 --               (6,155)
                                                       ------------    ------------       ------------         ------------

       Net income before tax                                756,793         877,546                 --            1,634,339

Income tax expense                                           29,739          16,036             20,754   (h)         66,529
                                                       ------------    ------------       ------------         ------------

       Net income before extraordinary gain                 727,054         861,510            (20,754)           1,567,810

Extraordinary gain - net                                  2,027,675              --            (53,368)  (h)      1,974,307
                                                       ------------    ------------       ------------         ------------

       NET INCOME                                      $  2,754,729    $    861,510       $    (74,122)        $  3,542,117
                                                       ============    ============       ============         ============

Net income per common share

    Basic                                              $        .09                                            $        .10
   Diluted                                             $        .08                                            $        .10

Weighted average shares outstanding
    Basic                                                31,650,664                          3,094,290   (i)     34,744,954
    Diluted                                              33,621,436                          3,094,290   (i)     36,715,726







See notes to pro forma combined condensed financial statements.

                                   LION, Inc.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                          COMBINED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

     Immediately before the closing of the acquisition, TRMS distributed cash and 10% promissory notes due October 2005 to its stockholders. The aggregate principal amount of the promissory notes totaled $303,049. These notes have been assumed by Surviving LLC by virtue of the merger with TRMS, and LION has guaranteed Surviving LLC's performance of its obligations under the notes.

     At the effective time of the acquisition, each outstanding share of TRMS common stock was converted into the right to receive approximately 3.59 shares of LION common stock and an 8% promissory note due October 2007 ("Note"). Pursuant to the terms of the Merger Agreement, the consideration issuable to the former TRMS stockholders is subject to adjustment if the actual working capital of TRMS as of October 13, 2004 (the "Closing Working Capital") is greater or less than the estimated working capital of TRMS as of such date. The Closing Working Capital has been finalized, and the Notes have been adjusted down by $55,287. In connection with the acquisition, LION issued common stock totaling 3,094,290 shares and 8% Notes in the aggregate principal amount totaling $972,209.

     The acquisition is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

2. PRELIMINARY PURCHASE PRICE

     The total purchase price of the TRMS merger is as follows:

             Value of LION common stock to be issued              $   1,330,544
             Promissory notes due October 2007                          972,209
             Estimated acquisition costs                                300,000
                                                                  -------------
                   Total estimated purchase price                 $   2,602,753
                                                                  =============


         The preliminary allocation of the aggregate purchase price to the assets acquired and liabilities assumed in connection with this acquisition was based upon estimated fair values as determined by management. The preliminary purchase price allocation is summarized below:

             Assets acquired                                      $     990,274
             Goodwill                                                 2,220,094
             Liabilities assumed                                       (607,615)
                                                                  -------------
                   Total estimated purchase price                  $  2,602,753
                                                                  =============


     As the estimated fair value of the net assets acquired is lower than the estimated purchase price, goodwill of approximately $2.2 million will be recorded in accordance with the purchase accounting rules.

     The allocation of the purchase price is preliminary. The purchase price allocation will remain preliminary until LION determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is expected to be completed in the fourth quarter of 2004 and will be included in Form 10-KSB for 2004. The amounts allocated to the assets acquired and liabilities assumed could differ from the amounts presented in the unaudited pro forma condensed combined financial statements.

3. PRO FORMA ADJUSTMENTS

     The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the merger was completed on September 30, 2004 for balance sheet purposes and as of January 1, 2003 for statement of operations purposes and reflect the following pro forma adjustments:

     (a) To record planned cash and note distributions to TRMS stockholders immediately before closing of the acquisition.

     (b) To eliminate intercompany receivables and payables between LION and TRMS.

     (c)  To eliminate TRMS stockholder equity accounts.

     (d) To record issuance of LION common stock to TRMS stockholders, issuance of 8% promissory notes due October 2007, and goodwill of approximately $2.2 million due to the estimated purchase price exceeding the estimated fair value of the acquired net assets.

     (e) To adjust property and equipment to fair value and deferred revenue to approximate the underlying servicing cost of a customer contract.

     (f) To accrue acquisition related costs, net of amounts recorded as of September 30, 2004.

     (g) To eliminate intercompany revenue and direct costs between LION and TRMS. The intercompany relationship between LION and TRMS would not have started until December 2003 at which time LION acquired most of the assets of Ignition Mortgage Technology Solutions, Inc. ("Ignition"). The contract between Ignition and TRMS was one of the assets acquired by LION.

     (h) To increase income and other tax expense as if the tax status of TRMS changed from sub-chapter S to a C Corporation as of January 1, 2003.

     (i) To increase the weighted average shares of outstanding LION stock as if the 3,094,290 shares issued to the TRMS stockholders had occurred at the beginning of the period reported.

4. ITEMS NOT ADJUSTED

     The pro forma adjustments do not reflect any integration adjustments such as operating efficiencies and costs savings that may be achieved with respect to the combined entity.

5. COMMON STOCK OUTSTANDING

     The number of pro forma common stock outstanding after giving effect to the merger for purposes of the pro forma September 30, 2004 balance sheet is:

             LION common stock outstanding                            34,244,738
             Increase in common stock attributable to TRMS             3,094,290
                                                                     -----------
                   Total pro forma common stock outstanding           37,339,028
                                                                     ===========